                                                                    Exhibit 23.3

                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Experts" and "Insmed Pharmaceuticals, Inc. - Selected Historical Financial Data", and to the use of our report dated January 13, 2000, with respect to the consolidated financial statements of Insmed Pharmaceuticals, Inc., included in the Joint Proxy Statement of Insmed, Inc. that is made a part of the Registration Statement and Prospectus of Insmed, Inc. for the registration of 116,500,000 shares of its common stock.


                                                Ernst & Young LLP

Richmond, Virginia
February 5, 2000